Exhibit 99.1

CONTACT: Terry Hammett, Investor Relations
Commercial Vehicle Group, Inc.
(614) 289-5384
FOR IMMEDIATE RELEASE

COMMERCIAL VEHICLE GROUP ANNOUNCES
THIRD QUARTER 2018 RESULTS

STRONG SALES AND FINANCIAL PERFORMANCE

NEW ALBANY, OHIO, November 5, 2018 /PRNewswire/ – Commercial Vehicle Group, Inc. (the “Company”) (NASDAQ: CVGI) today reported financial results for the third quarter ended September 30, 2018.

	Third Quarter
($ in millions except EPS)	2018	2017
Revenues	$225.0	$198.3
Operating Income	$16.5	$10.7
Net Income	$12.6	$4.8
Basic EPS	$0.42	$0.16
Diluted EPS	$0.41	$0.16

Patrick Miller, President and CEO, stated, “We've successfully increased production to meet considerably higher market demand which has driven revenues and earnings up significantly. Compared to the same period last year, revenues are up 13 percent and our Global Truck and Bus Segment is up 20 percent. North American heavy-duty truck orders are at a record breaking pace contributing to a historically high order backlog. This backlog is a good indicator that truck production in 2019 should be even higher than 2018, barring unexpected market shocks. We believe this backlog, combined with our growing wire harness business, will result in higher 2019 revenues.”

Tim Trenary, Chief Financial Officer, stated, “Operating income of $16.5 million for the third quarter is over fifty percent higher than the same period last year, operating income margin of 7.3 percent is almost 200 bps higher and net income of $12.6 million is more than twice as much as last year. This improvement in net income is a reflection of our improved operating results and an unusually low tax provision, which includes $2.9 million of tax benefit to adjust the provisional tax expense arising from the Tax Cuts and Jobs Act of 2017. Free cash flow has improved and investment in working capital is moderating - the Company’s cash position at quarter end increased to $58 million. Net leverage is now 1.4 times trailing twelve months EBITDA, half as much as it was a year ago. It was a good quarter notwithstanding supply chain, material and labor cost headwinds.”

Consolidated Results

Third Quarter 2018 Results

•
Third quarter 2018 revenues were $225.0 million compared to $198.3 million in the prior year period, an increase of 13.5 percent. The increase in revenues period-over-period reflects higher heavy-duty truck production in North America and continued strength in the global construction markets we serve. Foreign currency translation adversely impacted third quarter 2018 revenues by $1.0 million, or by 0.5 percent when compared to the same period in the prior year.

•
Operating income for the third quarter 2018 was $16.5 million compared to operating income of $10.7 million in the prior year period. The increase in operating income period-over-period is primarily attributable to the increase in sales volume. Commodity and other material inflationary pressures, as well as difficult labor markets, adversely affected operating income. However, cost control and cost recovery initiatives, including pricing adjustments, reduced the impact of these cost pressures on operating income. Third quarter of 2017 results include costs of approximately $2.0 million arising from a labor shortage in our North American wire harness business and $0.4 million in charges relating to facility restructuring and other related costs.

•
Net income was $12.6 million for the third quarter 2018, or $0.41 per diluted share, compared to net income of $4.8 million in the prior year period, or $0.16 per diluted share. A tax benefit of $2.9 million was recorded in the third quarter of 2018 to adjust the $4.0 million provisional tax expense on the deemed repatriation of accumulated untaxed foreign subsidiary earnings (pursuant to the Tax Cuts and Jobs Act of 2017) recorded in the fourth quarter of 2017.

At September 30, 2018, the Company had liquidity of $121 million: $58 million of cash and $63 million of availability from our asset based revolver. There were no borrowings under our asset based revolver at September 30, 2018.

Segment Results

Global Truck and Bus Segment

Third Quarter 2018 Results

•
Revenues for the Global Truck and Bus Segment in the third quarter 2018 were $146.4 million compared to $122.0 million for the prior year period, an increase of 20.0 percent primarily resulting from higher North American heavy-duty truck production. Foreign currency translation adversely impacted third quarter 2018 revenue by $0.3 million, or by 0.3 percent when compared to the same period in the prior year.

•
Operating income for the third quarter 2018 was $14.9 million compared to operating income of $11.4 million in the prior year period. The increase in operating income period-over-period is primarily attributable to the increase in sales volume and cost control and cost recovery initiatives, including pricing adjustments, to reduce the impact of commodity and other material inflationary pressures, and difficult labor markets. The completion of facility restructuring in late 2017 also benefited operating income. Third quarter 2017 results include $0.4 million of cost associated with restructuring initiatives.

Global Construction and Agriculture Segment

Third Quarter 2018 Results

•
Revenues for the Global Construction and Agriculture Segment in the third quarter 2018 were $82.8 million compared to $79.6 million in the prior year period, an increase of 4.0 percent. Foreign currency translation adversely impacted third quarter 2018 revenues by $0.7 million, or by 0.9 percent when compared to the same period in the prior year.

•
Operating income for the third quarter 2018 was $7.6 million compared to operating income of $4.1 million in the prior year period. Operating income benefitted from cost control and cost recovery initiatives, including pricing adjustments, to reduce the impact of commodity and other material inflationary pressures, and difficult labor markets. Third quarter of 2017 results include costs of approximately $2.0 million arising from a labor shortage in our North American wire harness business.

2018 End Market Outlook

Management estimates that 2018 North American Class 8 truck production will be in the range of 315,000 to 325,000 units, as compared to 256,000 units in 2017; North American Class 5-7 production is expected to be up slightly year-over-year. We believe that construction equipment production in the markets we serve in Europe, Asia, and North America remains strong.

GAAP to Non-GAAP Reconciliation

A reconciliation of GAAP to non-GAAP financial measures referenced in this release is included as Appendix A to this release.

CONFERENCE CALL

A conference call to discuss this press release is scheduled for Tuesday, November 6, 2018, at 10:00 a.m. ET. To participate, dial (844) 743-2497 using conference code 4793599.

This call is being webcast by NASDAQ and can be accessed at Commercial Vehicle Group’s Web site at www.cvgrp.com, where it will be archived for one year.

A telephonic replay of the conference call will be available for a period of two weeks following the call. To access the replay, dial (855) 859-2056 using access code 4793599.

About Commercial Vehicle Group, Inc.

Commercial Vehicle Group, Inc. (through its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium- and heavy-construction vehicle markets, the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets. Information about the Company and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe", "expect", "anticipate", "intend", "plan", "estimate", “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, or similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and to enhance shareholder value or the Company, the future of the Company’s end markets, Class 8 and Class 5-7 North America build rates, performance of the global construction and agriculture equipment business, expected cost savings, the Company’s initiatives to address customer needs, organic growth, the Company’s economic growth plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) general economic or business conditions affecting the markets in which the Company serves or intends to serve; (ii) the Company's ability to develop or successfully introduce new products; (iii) risks associated with conducting business in foreign countries and currencies; (iv) increased competition in the medium- and heavy-duty truck, construction, agriculture, aftermarket, military, bus and other markets; (v) the Company’s failure to complete or successfully integrate strategic acquisitions; (vi) the impact of changes in governmental regulations on the Company's customers or on the Company’s business; (vii) the loss of business from a major customer, a collection of smaller customers or the discontinuation of particular commercial vehicle platforms; (viii) security breaches and other disruptions to our information systems and/or our business; (ix) the Company’s ability to obtain future financing due to changes in the capital markets or Company’s financial position; (x) the Company’s ability to comply with the financial covenants in its debt facilities; (xi) fluctuation in interest rates relating to the Company's debt facilities; (xii) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives; (xiii) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (xiv) volatility and cyclicality in the commercial vehicle market adversely affecting us; (xv) the geographic profile of our taxable income and changes in valuation of our deferred tax assets and liabilities impacting our effective tax rate; (xvi) changes to domestic manufacturing initiatives; (xvii) implementation of tax or other changes, by the United States or other international jurisdictions, related to products manufactured in one or more jurisdictions where we do business; and (xviii) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal year ending December 31, 2017. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$225,010	$198,349	$674,135	$566,893
Cost of Revenues	192,535	173,199	574,655	497,539
Gross Profit	32,475	25,150	99,480	69,354
Selling, General and Administrative Expenses	15,694	14,136	45,429	45,557
Amortization Expense	321	332	980	990
Operating Income	16,460	10,682	53,071	22,807
Interest and Other Expense	3,659	3,482	9,047	14,786
Income Before Provision for Income Taxes	12,801	7,200	44,024	8,021
Provision for Income Taxes	218	2,437	8,393	2,498
Net Income	$12,583	$4,763	$35,631	$5,523

Earnings per Common Share:
Basic	$0.42	$0.16	$1.18	$0.18
Diluted	$0.41	$0.16	$1.17	$0.18
Weighted Average Shares Outstanding:
Basic	30,219	29,875	30,219	29,874
Diluted	30,638	30,487	30,575	30,379

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)

	September 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$57,525	$52,244
Accounts receivable, net of allowances of $6,039 and $5,242, respectively	151,196	108,595
Inventories	93,195	99,015
Other current assets	14,137	14,792
Total current assets	316,053	274,646
Property, plant and equipment, net of accumulated depreciation of $142,376 and $147,553, respectively	63,000	64,630
Goodwill	7,374	8,045
Intangible assets, net of accumulated amortization of $9,138 and $8,533, respectively	12,987	14,548
Deferred income taxes, net	11,742	20,273
Other assets	3,814	2,246
Total assets	$414,970	$384,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$91,582	$86,608
Accrued liabilities and other	34,400	33,944
Current portion of long-term debt	3,217	3,191
Total current liabilities	129,199	123,743
Long-term debt	161,340	163,758
Pension and other post-retirement benefits	14,534	15,450
Other long-term liabilities	4,582	6,695
Total liabilities	309,655	309,646
Stockholders' Equity:
Preferred stock, $0.01 par value (5,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, $0.01 par value (60,000,000 shares authorized; 30,219,278 shares issued and outstanding, as of September 2018 and December 2017, respectively)	304	304
Treasury stock, at cost: 1,175,795 shares, as of September 2018 and December 2017	(9,114)	(9,114)
Additional paid-in capital	242,167	239,870
Retained deficit	(79,452)	(115,083)
Accumulated other comprehensive loss	(48,590)	(41,235)
Total stockholders’ equity	105,315	74,742
Total liabilities and stockholders’ equity	$414,970	$384,388

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
BUSINESS SEGMENT FINANCIAL INFORMATION
(Unaudited)
(Amounts in thousands)

	Three Months Ended September 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Revenues
External Revenues	$145,540	$121,497	$79,470	$76,852	$—	$—	$225,010	$198,349
Intersegment Revenues	821	552	3,311	2,705	(4,132)	(3,257)	—	—
Total Revenues	$146,361	$122,049	$82,781	$79,557	$(4,132)	$(3,257)	$225,010	$198,349
Gross Profit	$20,486	$17,180	$12,159	$8,316	$(170)	$(346)	$32,475	$25,150
Selling, General & Administrative Expenses	$5,300	$5,534	$4,554	$4,160	$5,840	$4,442	$15,694	$14,136
Operating Income	$14,899	$11,350	$7,571	$4,121	$(6,010)	$(4,789)	$16,460	$10,682

	Nine Months Ended September 30,
	Global Truck & Bus		Global Construction & Agriculture		Corporate / Other		Total
	2018	2017	2018	2017	2018	2017	2018	2017
Revenues
External Revenues	$421,014	$342,964	$253,121	$223,929	$—	$—	$674,135	$566,893
Intersegment Revenues	2,394	1,084	9,524	7,315	(11,918)	(8,399)	—	—
Total Revenues	$423,408	$344,048	$262,645	$231,244	$(11,918)	$(8,399)	$674,135	$566,893
Gross Profit	$62,675	$48,288	$37,736	$22,099	$(931)	$(1,033)	$99,480	$69,354
Selling, General & Administrative Expenses	$16,522	$16,688	$12,752	$12,619	$16,155	$16,250	$45,429	$45,557
Operating Income	$45,278	$30,716	$24,879	$9,374	$(17,086)	$(17,283)	$53,071	$22,807

COMMERCIAL VEHICLE GROUP, INC. AND SUBSIDIARIES
Appendix A: Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(Amounts in thousands, except per share amounts)

	Trailing Twelve Months Ended September 30,
	2018	2017
Net Income	$28,404	$5,877
Interest	12,565	20,644
Provision for Income Taxes	21,246	2,086
Depreciation	14,389	13,996
Amortization	1,311	1,316
EBITDA	$77,915	$43,919

Debt per Balance Sheet	$164,557	$167,749
Plus: Original Issue Discount	2,583	3,203
Plus: Prepaid Financing	2,391	2,955
Gross Debt	$169,531	$173,907
Less: Cash	57,525	50,232
Net Debt	$112,006	$123,675
Divide by Trailing 12 Months EBITDA	$77,915	$43,919
Net Leverage	1.4x	2.8x

Use of Non-GAAP Measures

This earnings release contains financial measures that are not in accordance with U.S. generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures to evaluate the Company’s performance, and to engage in financial and operational planning.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the Company’s financial and operating results and in comparing the Company’s performance to that of its competitors. However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP; the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.